Exhibit 99.1

ANACOR PHARMACEUTICALS ANNOUNCES POSITIVE PRELIMINARY RESULTS FROM AN2728 MUSE STUDY IN PEDIATRIC AND ADOLESCENT PATIENTS WITH ATOPIC DERMATITIS

Anacor to Host a Conference Call Today at 5pm ET to Discuss Results

Palo Alto, CA — November 12, 2013— Anacor Pharmaceuticals (NASDAQ:ANAC) today announced positive results from its maximal use systemic exposure (MUSE) study of its boron-based phosphodiesterase-4 (PDE-4) inhibitor, AN2728, in pediatric and adolescent patients with atopic dermatitis.  The results of this study demonstrate that AN2728 Ointment, 2% appears to be safe, well-tolerated, and efficacious when applied twice daily to patients, ages two to 18 years with atopic dermatitis affecting a very large percentage of their body surface area.

“The results of this study are very encouraging.  Atopic dermatitis primarily affects children and has a big impact on the quality of life of patients and their families.  Atopic dermatitis is primarily treated with topical agents, and physicians are constantly looking for alternatives to steroids.  AN2728 has the potential to become a widely used treatment,” said Adelaide A. Hebert, M.D., Professor and Director of Pediatric Dermatology at the University of Texas Medical School at Houston.

“This was an important study as it represents the first time we have treated patients in the 2 — 11 year age group, an age range that encompasses most atopic dermatitis patients,” said David Perry, Chief Executive Officer of Anacor Pharmaceuticals.  “We are pleased to see the efficacy and safety profile demonstrated in this study, as it represents the final significant hurdle before holding an End of Phase 2 meeting with the FDA.”

AN2728 MUSE Study

The multi-center, open label study enrolled 34 patients, ages two to 18 years with mild-to-moderate atopic dermatitis with a mean involvement of 48% of total body surface area (BSA).  Mild-to-moderate atopic dermatitis was defined as an Investigator Static Global Assessment (ISGA) score of 2 (“mild”) or 3 (“moderate”).  The ISGA is a 5-point scale from 0 (“clear”) to 4 (“severe”).  Patients (or their caregivers) were instructed to apply AN2728 Ointment, 2% twice daily for 28 days.

Primary endpoints included an assessment of safety and tolerability based on the frequency and severity of systemic and local adverse events (AE’s) as well as the pharmacokinetic profile when AN2728 Ointment, 2% is applied under maximal use conditions to pediatric and adolescent patients with atopic dermatitis.  Secondary endpoints included descriptive assessments of improvement in the severity and extent of disease based on the ISGA, signs and symptoms of atopic dermatitis and treatable percent of body surface area.

Efficacy

•                  65% of patients achieved an ISGA score of 0 (“clear”) or 1 (“almost clear”) after four weeks of treatment.

•                  47% of patients achieved an ISGA score of 0 (“clear”) or 1 (“almost clear”) with a minimum 2-grade improvement after four weeks of treatment.

•                  Mean pruritus (itching) scores improved by 62% after four weeks of treatment.

•                  Patients demonstrated an average 78% reduction in affected body surface area.

Safety and Tolerability

•                  AN2728 was generally safe and well-tolerated with the most common AE’s being application site reactions.

Pharmacokinetic Profile

•                  Overall blood levels in pediatrics and adolescents were low and were similar to those previously observed in adults after adjusting for percent BSA treated.

AN2728 Development Plan

•                  We are currently conducting a Thorough QTc (TQT) study (required by the FDA for all new chemical entities) in healthy adults to investigate the risk of adverse ECG effects.  We expect results from this study before the end of 2013.

•                  Subject to the results of the TQT study and an End of Phase 2 meeting with the FDA in the first quarter of 2014, we plan to initiate a Phase 3 study in atopic dermatitis in the first half of 2014.

About Atopic Dermatitis and Current Treatment Options

Atopic dermatitis is a chronic rash characterized by inflammation and itching.  In 2007, Datamonitor reported that atopic dermatitis affected approximately 40 million people across the seven major pharmaceutical markets.  The condition most commonly appears in childhood, with up to 20% of children in the United States affected, and it can persist into adulthood.  Skin affected by atopic dermatitis can often be broken from scratching which can allow bacterial or viral access and lead to secondary infections.  Current atopic dermatitis treatments attempt to reduce inflammation and itching to maintain the protective integrity of the skin.  Antibiotics, antihistamines, topical corticosteroids and topical immunomodulators, either as monotherapy or in combination, are the current standard of care for atopic dermatitis. However, these can be limited in utility due to insufficient efficacy, side effects or safety concerns.  The most recently approved novel topical treatments for atopic dermatitis were topical immunomodulators, Protopic (tacrolimus) and Elidel (pimecrolimus), approved in 2000 and 2001, respectively.  Protopic and Elidel achieved worldwide combined sales of over $500 million and generated almost 5 million total prescriptions in the U.S. in 2004, prior to receiving Black Box warnings from the FDA in early 2005.

Conference Call and Webcast

Anacor will host a conference call today at 5:00 p.m. ET / 2:00 p.m. PT to discuss the results of this study.  The call can be accessed by dialing (877) 291-1367 (domestic) and (914) 495-8534 (international) five minutes prior to the start of the call.  The call will also be webcast live and can be accessed on the Events and Presentations page, under Investors, on the company’s website at www.anacor.com and will be available for three months following the call.

About Anacor Pharmaceuticals

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform.  Anacor has discovered eight compounds that are currently in development.  Its two lead product candidates are topically administered dermatologic compounds — tavaborole, an antifungal for the treatment of onychomycosis, and AN2728, an anti-inflammatory PDE-4 inhibitor for the treatment of atopic dermatitis and psoriasis.  In addition to its two lead programs, Anacor has discovered three other wholly-owned clinical product candidates — AN2718 and AN2898, which are backup compounds to tavaborole and AN2728, respectively, and AN3365, an antibiotic for the treatment of infections caused by Gram-negative bacteria.  Anacor has also discovered three other compounds that have been out-licensed for further development — one is licensed to Eli Lilly and Company for the treatment of an animal health indication, the second compound, AN5568, also referred to as SCYX-7158, is licensed to Drugs for Neglected Diseases initiative, or DNDi, for human African trypanosomiasis (HAT, or sleeping sickness) and the third compound is licensed to GlaxoSmithKline, LLC for development in tuberculosis.  Anacor also has a pipeline of other internally discovered topical and systemic boron-based compounds in development.  For more information, visit http://www.anacor.com.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding our milestones and clinical plans.  Our actual results may differ materially from those indicated in these forward-looking statements due to risks and uncertainties, including the timing of data and results from our TQT study, the timing and outcome of an End of Phase 2 meeting with the FDA, the timing of the initiation of a Phase 3 study for AN2728; the potential for success of AN2728, and other matters that are described in Anacor’s Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Contact:
DeDe Sheel

Director, Investor Relations and Corporate Communications

650.543.7575